THERMON REPORTS THIRD QUARTER FISCAL 2017 RESULTS

Thermon Announces Fiscal 2017 Third Quarter Revenue of $64.3 million

SAN MARCOS, Texas, February 8, 2017 -- Thermon Group Holdings, Inc. (NYSE:THR) (the "Company," "Thermon," "we" or "our") today announced consolidated financial results for the third quarter of the fiscal year ending March 31, 2017 ("Q3 2017").

Financial summary for Q3 2017 compared to the three months ended December 31, 2015 ("Q3 2016"):

•	Revenue of $64.3 million, a decrease of 14%

•	Backlog of $105.0 million, an increase of 30%

•	Orders of $83.7 million, an increase of 15%, were near record levels

•	Fully diluted GAAP EPS of $0.16 and Adjusted EPS of $0.16 compared to $0.26 and $0.25, respectively, in Q3 2016

"Our business continues to experience the effects of reduced activity related to commodity prices, especially in North America. However, we are encouraged by this quarter's order and backlog growth. We also saw revenue growth in EMEA (Europe, Middle East and Africa) and are optimistic about trends in key geographies within that region. Gross margins remained below our historical average due to competitive pressures within our Greenfield sales. However, our gross margins during Q3 2017 improved relative to the first half of the fiscal year," said Bruce Thames, Thermon's President and Chief Executive Officer.

During Q3 2017, the Company generated revenue of $64.3 million versus $74.4 million in Q3 2016, a decrease of $10.1 million or 14%. During Q3 2017, Greenfield and MRO/UE (facility maintenance, repair and operations and upgrade or expansion) activity totaled 33% and 67% of revenue, respectively, compared to 38% and 62% in Q3 2016, respectively.

Gross margin during Q3 2017 was 44.5% compared to 47.2% in Q3 2016. Gross margin performance during the quarter was negatively impacted by lower margins in our Greenfield business due to the competitive business environment in the current market. Gross margins from our MRO/UE business were consistent with the prior period.

Q3 2017 orders were $83.7 million versus $73.1 million in Q3 2016, an increase of $10.6 million or 15%. Q3 2017 backlog of $105.0 million represents a 30% increase over Q3 2016 backlog of $81.0 million.

Q3 2017 net income attributable to Thermon and GAAP EPS were $5.4 million and $0.16 per fully diluted common share, respectively, compared to $8.5 million and $0.26 per fully diluted common share, respectively, in Q3 2016. After taking into account certain one-time charges (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted net income in Q3 2017 of $5.2 million and Adjusted EPS of $0.16 per fully diluted common share compared to $8.1 million and $0.25 per fully diluted common share, respectively, in Q3 2016.

During the first nine months of the fiscal year ending March 31, 2017 ("YTD 2017"), the Company generated revenue of $196.5 million compared to $209.6 million in the first nine months of the fiscal year ended March 31, 2016 ("YTD 2016"), a decrease of $13.1 million or 6%.

YTD 2017 orders were $220.3 million versus $214.8 million in YTD 2016, an increase of $5.5 million or 3%.

YTD 2017 net income attributable to Thermon and GAAP earnings per share were $11.4 million and $0.35 per fully diluted common share, respectively, compared to $19.8 million and $0.61 per fully diluted common share, respectively, in YTD 2016. After taking into account certain one-time charges (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted Net Income in YTD 2017 of $10.8 million and Adjusted EPS of $0.33 per fully diluted common share compared to Adjusted Net Income of $22.4 million and Adjusted EPS of $0.69 per fully diluted common share, respectively, during YTD 2016.

Outlook

The Company's revenue guidance reflects an anticipated revenue decline of approximately 7 percent for fiscal 2017 as compared to fiscal 2016, which is dependent on the timing of the execution of several projects through the end of our fourth quarter. While backlog remains strong, the Company continues to experience project construction delays by customers as well as the continued deferral of capital and maintenance spending.

Conference Call and Webcast Information

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss Q3 2017 results during a conference call today at 10:00 a.m. (Central Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312-5421 from within the United States/Canada and (253) 237-1121 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's Investor Relations website beginning two hours after the conclusion of the call.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, and complementary products and services for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted net income," "Free cash flow" and "Return on equity," which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted net income" and "Adjusted fully diluted earnings per share (or EPS)" represents net income attributable to Thermon before acquisition-related contingent consideration accounted for as compensation, adjustments to our deferred tax liability for discrete tax events, costs of restructuring Canadian operations, accelerated amortization on debt refinancing and the income tax effect of any non-tax adjustments, per fully-diluted common share in the case of Adjusted EPS. "Adjusted EBITDA" represents net income attributable to Thermon before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, non-controlling interests, costs of restructuring Canadian operations and acquisition related contingent consideration accounted for as compensation. "Return on equity" for the three month periods ended December 31, 2016 and 2015, represents Adjusted EBITDA for each respective period that is multiplied by four to represent a full year's results, divided by the average of total equity at December 31 and September 30 for each respective period. "Return on equity" for the nine month periods ended December 31, 2016 and 2015, represents Adjusted EBITDA for each respective period that is multiplied by four-thirds to represent a full year's results, divided by the average of total equity at December 31 and March 31 for each respective period. We believe that the average total equity properly accounts for net income that occurred during the three and nine months ended December 31, 2016 and 2015. "Free cash flow" represents cash provided by operating activities less cash used for the purchase of property, plant and equipment, net of sales of rental equipment and proceeds from sales of land and buildings.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, Adjusted net income or Return on equity. Adjusted EPS, Adjusted EBITDA, Adjusted net income and Return on equity should be considered in addition to, not as substitutes for, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. We provide Free cash flow as a measure of our liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted net income, Free cash flow and Return on equity may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted net income, Return on equity and Free cash flow are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA and Return on Equity," "Reconciliation of

Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future," "should be" and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) our ability to deliver existing orders within our backlog; (iv) our ability to bid and win new contracts; (v) competition from various other sources providing similar heat tracing products and services, or alternative technologies, to customers; (vi) changes in relevant currency exchange rates; (vii) potential liability related to our products as well as the delivery of products and services; (viii) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (ix) a material disruption at any of our manufacturing facilities; (x) our dependence on subcontractors and suppliers; (xi) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (xii) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xiii) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xiv) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xv) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the Securities and Exchange Commission on May 31, 2016. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Sarah Alexander

(512) 396-5801

Investor.Relations@thermon.com

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations and Selected Balance Sheet Data
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Sales	$64,340	$74,427	$196,548	$209,584
Cost of sales	35,721	39,298	112,891	110,364
Gross profit	28,619	35,129	83,657	99,220
Operating expenses:
Marketing, general and administrative and engineering	17,520	18,007	55,031	52,321
Acquisition related compensation	—	1,270	—	3,936
Stock compensation expense	837	890	2,658	2,764
Amortization of other intangible assets	2,963	3,135	8,804	8,979
Income from operations	7,299	11,827	17,164	31,220
Interest income and expense, net	(634)	(720)	(2,006)	(2,289)
Acceleration of unamortized debt cost	—	—	—	(302)
Debt cost amortization	(97)	(107)	(299)	(327)
Interest expense, net	(731)	(827)	(2,305)	(2,918)

Other expense	(6)	(377)	(156)	(664)
Income before provision for taxes	6,562	10,623	14,703	27,638
Income tax expense	1,245	1,954	3,068	7,462
Net income	5,317	8,669	11,635	20,176

Income (loss) attributable to non-controlling interests	(41)	189	245	371
Net income attributable to Thermon	$5,358	$8,480	$11,390	$19,805

Net income per common share:
Basic income per share	$0.17	$0.26	$0.35	$0.62
Diluted income per share	$0.16	$0.26	$0.35	$0.61
Weighted-average shares used in computing net income per common share:
Basic common shares	32,330	32,210	32,281	32,163
Fully-diluted common shares	32,652	32,597	32,619	32,576

	December 31, 2016 (unaudited)	March 31, 2016
Cash	$42,022	$84,570
Total debt	83,766	93,612
Total equity	304,278	298,701

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA and Return on Equity
(Unaudited, in Thousands except Return on Equity)

Adjusted EBITDA and Return on Equity	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Nine Months Ended December 31, 2016	Nine Months Ended December 31, 2015
Net income attributable to Thermon	$5,358	$8,480	$11,390	$19,805
Interest expense, net	731	827	2,305	2,918
Income tax expense	1,245	1,954	3,068	7,462
Depreciation and amortization expense	4,448	4,647	13,202	12,971
EBITDA (non-GAAP basis)	$11,782	$15,908	$29,965	$43,156
Stock compensation expense	837	890	2,658	2,764
Income (loss) attributable to non-controlling interests	(41)	189	245	371
Cost of restructuring Canadian operations	—	—	—	578
Acquisition related contingent consideration accounted for as compensation	—	1,270	—	3,936
Adjusted EBITDA (non-GAAP basis)	$12,578	$18,257	$32,868	$50,805

Adjusted EBITDA - Annualized for a full fiscal year (non-GAAP basis)	$50,312	$73,028	$43,824	$67,740

Average total equity for the three and nine month periods ended December 31, 2016 and 2015, respectively	$304,962	$282,391	$301,490	$278,042

Return on Equity (non-GAAP basis)	16%	26%	15%	24%

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

Adjusted Net Income and Adjusted EPS	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Nine Months Ended December 31, 2016	Nine Months Ended December 31, 2015	Adjustment to:

GAAP net income attributable to Thermon	$5,358	$8,480	$11,390	$19,805

Acquisition related contingent consideration accounted for as compensation	—	1,270	—	3,936	Operating expense
Tax effect of Canadian tax rate change on deferred tax liability	—	—	—	455	Income tax expense
Cost of restructuring Canadian operations	—	—	—	578	Operating expense
Accelerated amortization on debt refinancing	—	—	—	302	Interest expense
Release of deferred tax liability for undistributed foreign earnings and uncertain tax positions	(176)	(1,281)	(555)	(1,281)	Income tax expense
Tax effect of non-tax adjustments	—	(337)	—	$(1,422)	Income tax expense
Adjusted net income (non-GAAP)	$5,182	$8,132	$10,835	$22,373

Adjusted fully-diluted earnings per common share (non-GAAP)	$0.16	$0.25	$0.33	$0.69

Fully-diluted common shares	32,652	32,597	32,619	32,576

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)

	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Nine Months Ended December 31, 2016	Nine Months Ended December 31, 2015
Cash provided by operating activities	$10,235	$23,449	$12,455	$35,048
Less: Cash used for purchases of property, plant and equipment	(1,612)	(2,134)	(5,426)	(9,464)
Plus: Sale of rental equipment	83	1,062	312	1,726
Plus: Proceeds from sales of land and buildings	—	—	811	—
Free cash flow provided (non-GAAP)	$8,706	$22,377	$8,152	$27,310